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EXHIBIT 10.1


                           PURCHASE AND SALE AGREEMENT

                             AND ESCROW INSTRUCTIONS

                                 By and Between


                            TEMECULA ENTERPRISES, LLC
                        an Ohio limited liability company

                                   ("Seller")

                                       And


                           THE OUTDOOR CHANNEL, INC.,
                              a Nevada corporation

                                    ("Buyer")


                          Dated as of December 16, 2004



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               PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS


         THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (the "Agreement"), dated as of December 16, 2004 ("Effective Date") is entered into by and between TEMECULA ENTERPRISES, LLC, an Ohio limited liability company ("Seller"), and THE OUTDOOR CHANNEL, INC. a Nevada corporation ("Buyer"). This Agreement is entered into with reference to the recitals set forth below and constitutes (i) a contract of purchase and sale between the parties and (ii) escrow instructions to First American Title Company (the "Escrow Agent") with respect to the escrow created by this Agreement.

                              Section 1 - Recitals
                              --------------------

         1.1 THE PROPERTY. Seller holds fee title to a commercial/office building and real property (the "Property") located at 43455 Business Park Drive, in the City of Temecula, and situated in the County of Riverside, State of California, with APN 921-020-081, as more particularly described in EXHIBIT A and EXHIBIT A-1 attached and incorporated by reference. EXHIBIT A shall contain the legal description of the Property. The exact legal description contained on EXHIBIT A will be given in escrow. The Property includes any permanent improvements, including those items which pursuant to applicable law are part of the Property, as well as the following items, if any, owned by Seller and presently located on the Property: electrical distribution systems (power panels, bus ducting, conduits, disconnects, lighting fixtures); telephone distribution systems (line, jacks, and connections); space heaters; heating; ventilating, air conditioning equipment ("HVAC"); air lines; fire sprinkler systems; security and fire detection systems; carpets; window coverings; wall coverings; awnings, sign monuments, antennas, and any attached office cubicles.

         1.2 PERSONAL PROPERTY. Seller also owns certain rights, assets, intangibles, documents, reports, writings, maps, records, engineering data, engineering plans, "as built" plans, landscape and irrigation plans, grading plans, soil reports, geological reports, environmental studies, environmental impact reports, permits, licenses, governmental or quasi-governmental approvals, topographic maps related to the ownership, use, management, marketing and development of the Real Property (as defined below) (all of which are collectively referred to as the "Personal Property") which are subject to this Agreement and will be transferred to Buyer in the Bill of Sale and Assignment attached hereto as EXHIBIT C (the "Bill of Sale"). The form of the Bill of Sale in EXHIBIT C shall be of a commercially reasonable standard and mutually agreeable by the Parties prior to the Closing. The transfer of Personal Property under this section will be only to the extent that such items exist and are owned by the Seller.

         1.3 "PROPERTY" AND "REAL PROPERTY" DEFINED. All the items described in
Section 1.1. and 1.2 above, are referred to collectively as the "Property." The items described in Section 1.1 are referred to as the "Real Property."

         1.4 INTENTION OF THE PARTIES. Buyer intends to purchase, and Seller intends to sell, the Property pursuant to this Agreement.

         The parties agree as set forth below:
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                         Section 2 - Agreement of Sale
                         -----------------------------

         2.1 AGREEMENT AND SUMMARY OF PAYMENT OF PURCHASE PRICE. In light of the recitals set forth above, which the parties agree are true, and in consideration of the covenants contained in this Agreement, Seller will sell, and Buyer will purchase, the Property, in consideration of Buyer's payment to Seller of the Purchase Price in the amount of Two Million Six Hundred Thousand Dollars ($2,600,000) in Cash on or before the Closing Date ("Purchase Price").

         2.2 CLOSING DATE. The Closing Date will occur on or before July 31, 2005 after the satisfaction or waiver of the conditions precedent described in section 6.1. If after the satisfaction or waiver of the conditions precedent described in section 6.1, the Seller cannot complete the transactions described in Agreement on the Closing Date, the Seller may extend the Closing Date to no later than September 30, 2005, or as the parties may otherwise agree in writing to accommodate any Seller Internal Revenue Code 1301 exchange requirements.

                 Section 3 - Buyer's Deliveries to Escrow Agent
                 ----------------------------------------------

         3.1 INITIAL DEPOSIT. Buyer will, concurrently with the delivery to Seller and Escrow Agent of signed copies of this Agreement, deliver to Escrow Agent, Fifty Thousand Dollars ($50,000) Cash (the "Initial Deposit"). For purposes of this Agreement, "Cash" means (i) currency, (ii) checks currently dated, payable to Escrow Agent, and honored upon presentation for payment, (iii) amounts credited by wire-transfer into Escrow Agent's bank account, or (iv) if monies are deposited with Escrow Agent within 20 days of the Closing Date, funds in such form as Escrow Agent in its sole discretion requires. The Escrow Agent shall be First American Title located 3625 14th Street, Riverside, CA 92501. The escrow officer shall be Debra Dunn, and title officer shall be Greg Franke. After the delivery to the Escrow Agent of the Interim Deposit, the Parties, at Buyer's request, shall execute a Memorandum of Understanding("MU") regarding this Agreement and cause the same to be recorded. Buyer and Seller to reasonably agree on the content and language of the MU.

         3.2 INTERIM DEPOSIT. On the first day after satisfaction or waiver of the conditions precedent described in Section 6.1, Buyer shall deliver to Escrow Agent, as part of the Purchase Price, One Hundred Fifty Thousand Dollars ($150,000) Cash (the "Interim Deposit").

         3.3 DELIVERY OF DEPOSITS. Upon satisfaction or waiver of the conditions precedent set forth in section 6.1 of this Agreement, Escrow Agent shall immediately release the Initial Deposit and the Interim Deposit to Seller, which shall be nonrefundable except (i) in the event of a material default by Seller, or (ii) the condition of title at Closing is other than approved by Buyer under
Section 6.1.1. The Initial Deposit and Interim Deposit shall be applied to the Purchase Price. Notwithstanding any other section in this Agreement, it is expressly agreed between the parties that Buyer's Initial Deposit is fully refundable to Buyer if Buyer does not delivery to Escrow Agent Buyer's written satisfaction or waiver of the conditions precedent set forth in section 6.1 of this Agreement.

         3.4 DELIVERIES BEFORE CLOSING DATE. Buyer will, no later than 3:00 p.m. of the last business day before the Closing Date,deliver to Escrow Agent each of the following:

                                      -2-
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                  3.4.1 THE PURCHASE PRICE. The balance of the Purchase Price of
Two Million Six Hundred Thousand Dollars ($2,600,000) in Cash.

                  3.4.2 BUYER'S CHARGES. In Cash, Buyer's charges described in section 10.5 below.

         3.5 CONDITION TO DELIVERY. Buyer's obligation to deliver funds and instruments described in section 3.4 is subject to Buyer's receipt of telephonic or other notification by Escrow Agent that, except for said delivery, the Escrow is in condition to be closed. Escrow Agent is instructed to give telephonic or other notification to Buyer when Escrow can, except as to the receipt and disbursement of cash and the recording of documents, be closed.

         3.6 BREACH. The failure of Buyer to make any delivery described in sections 3.1, 3.2, 3.3 and 3.4 above by the date, or within the time, set forth therein will be a material breach of this Agreement by Buyer. If any such covenant in this section 3 is breached and not cured after five (5) days notice from Seller, the Escrow will automatically terminate in accordance with section 21.2.

                Section 4 - Seller's Deliveries to Escrow Agent
                -----------------------------------------------

         4.1 DELIVERIES BEFORE CLOSING DATE. Seller will, before the Closing Date, deliver to Escrow Agent:

             4.1.1 THE SELLER'S GRANT DEED. A grant deed, in the form of EXHIBIT B attached hereto, (the "Seller's Grant Deed"), conveying the Real Property to Buyer, signed and acknowledged by Seller. The form of the Seller's Grant Deed in EXHIBIT B shall be of a commercially reasonable standard and mutually agreeable by the Parties prior to the Closing.

             4.1.2 THE FIRPTA CERTIFICATE. A certificate pursuant to Internal Revenue Code section 1445, certifying that Seller is not a nonresident alien or foreign corporation, foreign partnership, foreign trust or foreign estate

             4.1.3 CALIFORNIA TAX WITHHOLDING. A California Franchise Tax Board Form No. 590, evidencing that Seller is not subject to income tax withholding pursuant to California Revenue and Taxation Code section 18805.

             4.1.4 THE IRS FORM W-9. An Internal Revenue Service Form W-9 (or Escrow Agent's equivalent form), completed, signed and dated by Seller, to be used by Escrow Agent to comply with Internal Revenue Code section 6045(e).

             4.1.5 CASH TO DISCHARGE ENCUMBRANCES AND PAY SELLER'S CHARGES. If the funds deposited with Escrow Agent by Buyer are insufficient to (i) discharge all monetary encumbrances other than those permitted by section 9.1.2 below and
(ii) pay Seller's charges described in section 10.4, Seller will deliver to Escrow Agent sufficient funds and instruments to discharge and pay such encumbrances and charges.

             4.1.6 BILL OF SALE. Delivery of the Bill of Sale signed by Seller in form of EXHIBIT C.
                                      -3-
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         4.2 BREACH. The failure of Seller to make any delivery described above by the date, or within the time, set forth above in this section 4, will be a material breach of this Agreement by Seller. If any covenant in this section 4 is breached and not cured after five (5) days notice from Buyer, the Escrow will automatically terminate in accordance with section 21.2.

                       Section 5 - Investment of Deposit
                       ---------------------------------

         5.1 INVESTMENT AND REINVESTMENT OF DEPOSIT. Cash deposited by Buyer with Escrow Agent will be invested and reinvested, in any certificate(s) of deposit, savings or other account(s) of any California state or federal savings and loan association or California state bank or national banking association, as Buyer may instruct Escrow Agent in writing. However, (i) no investment or reinvestment certificate or account will have a maturity date later than the Closing Date, (ii) no such certificate or acount will exceed $100,000 and (iii) the aggregate of certificate(s) and accounts issued by any one savings and loan association or bank will not exceed $100,000. Absent written instructions, Escrow Agent will have no responsibility to invest or reinvest any asset held by it.

         5.2 INTEREST. All interest earned under such certificate(s) of deposit or account(s) will belong to Buyer and credited toward the Purchase Price.

         5.3 ESCROW AGENT'S RESPONSIBILITIES. Escrow Agent's sole responsibilities under this section 5 will be to (i) follow Buyer's instructions given pursuant to section 5.1, (ii) retain possession of certificate(s) and passbook(s) (except, however, Escrow Agent may surrender possession to the issuer for the purposes of affecting assignment, crediting of interest, reinvestment or reduction to Cash) and (iii) use reasonable best efforts to reduce, immediately before the Closing Date, the certificate(s) and the account(s) to Cash or, if Buyer so instructs Escrow Agent in writing, to release the same to Buyer in exchange for an equal Cash deposit with Escrow Agent. Buyer will use its reasonable best efforts to aid Escrow Agent in effecting the reduction to Cash.


                        Section 6 - Conditions Precedent
                        --------------------------------

         6.1 CONDITIONS PRECEDENT. Each obligation of the parties under Section 3 (except Buyer's obligations pursuant to Sections 3.1) and Section 4 will be subject to the satisfaction or waiver within the time specified of each of the following conditions precedent:

             6.1.1 APPROVAL OF ENCUMBRANCES. Delivery to Escrow Agent within thirty (30) days following Buyer's receipt of the Preliminary Title Report, of Buyer's written approval of the covenants, conditions, restrictions, reservations, easements and other encumbrances (except monetary liens) described in a preliminary title report of the Real Property issued by Title Insurer (the "Preliminary Title Report"). Escrow Agent is instructed to obtain the Preliminary Title Report (and a legible copy of each of the documents reported therein, and a color coded plotting of all easements referenced therein) at Seller's expense and to be deliver to Buyer within ten (10) days following the Escrow Opening Date. (Seller has notified Buyer the Real Property has a current mortgage originally held by Charter One Bank and assigned to Sandra J. Pickut and Lee A. McMannis which will be paid off and released prior to Closing.)

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If Buyer disapproves an encumbrance in writing ("Defect Notice") within such thirty (30) day period, then Seller may, within fifteen (15) days following receipt of the Defect Notice, give written notice to Buyer ("Cure Notice") of Seller's election to attempt to cure such alleged defects. Seller will have thirty (30) days from the date of the Cure Notice in which to attempt to cure such alleged defects, and the Closing Date and the time for Buyer's satisfaction of this condition will be extended if and to the extent necessary to include the cure period. If Seller does not give the Cure Notice or if Seller gives the Cure Notice but fails to cure such alleged defects prior to the expiration of the cure period, the Escrow will automatically terminate pursuant to Section 21.2 and Escrow Agent is irrevocably instructed to release the Initial Deposit to Buyer without further instruction from either Seller or Buyer. Upon such termination of Escrow, all further rights and obligations of the parties will immediately cease and terminate.

Notwithstanding the foregoing, Seller is obligated to pay all monetary liens prior to or at Closing except non-delinquent taxes, assessments, or other bonds.

             6.1.2 THE EA REPORT. Delivery to Escrow Agent by February 18, 2005 of Buyer's written approval of a written environmental assessment report regarding Hazardous Substances on the Real Property (the "EA Report") prepared by an environmental consultant selected by Buyer (the "EA Consultant"). The preparation of the EA Report will be at Buyer's sole and absolute discretion.

                   (i) "Hazardous Substances" means (i) any chemical, compound, material, mixture or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws (defined below) as a "hazardous substance," "hazardous material," "hazardous waste," "extremely hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity or "EP toxicity" or (ii) any petroleum, natural gas, liquefied natural gas and synthetic gas, usable for fuel (or mixtures of natural gas such as synthetic gas), ash produced by a resource recovery facility utilizing a municipal solid waste stream, and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources. "Environmental Laws" means any and all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements or permits issued with respect thereto, and other requirements of governmental authorities relating to the environment or to any Hazardous Substances (including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as heretofore or hereafter amended from time to time ("CERCLA") and the applicable provisions of the California Health and Safety Code and the California Water
Code).

             6.1.3 APPROVAL OF FEASIBILITY/PHYSICAL CONDITION. Delivery to Escrow Agent by February 18, 2005 of Buyer's written approval of the Feasibility/Physical Condition of the Property. Buyer's investigation into the feasibility of the use of the Property may include but is not limited to Buyer's approval of the use and operation of a satellite up-link on the Property, and Buyer's approval of a FCC property survey.

             6.1.4 BOARD APPROVAL. Delivery to Escrow Agent by February 18, 2005 of Buyer's written approval that this Agreement has been approved by Buyer's Board of Directors together with the a copy the resolution authorizing such action with any appropriate minutes.

         6.2 OBLIGATIONS. The obligations of each party with respect to each of the conditions precedent set forth in Section 6.1 above are set forth in Section 7.

         6.3 PRESUMPTIONS; WAIVER. Buyer may unilaterally waive the special conditions set forth in Sections 6.1.1 through 6.1.4. Any such waiver will be effective only if the same is (i) in writing, (ii) signed by the appropriate waiving party[ies] and (iii) delivered to Escrow Agent no later than the date such condition precedent is to be satisfied. The failure of a party to approve such condition precedent in writing within the time specified will be deemed disapproval of said condition.

         6.4 TERMINATION. If any of the conditions precedent is neither satisfied nor waived in the manner specified in Section 6.3, a party who is not then in breach hereunder may terminate the Escrow by delivering a written notice of termination to Escrow Agent.

             6.4.1 TERMINATION OF ESCROW. Escrow Agent will have no liability or responsibility for determining that a party giving a notice of termination is not in default under this Agreement. Within two (2) working days after receipt of a notice from one party, Escrow Agent will deliver a copy of the notice to the other party. Unless written objection to termination of the Escrow is received by Escrow Agent within ten (10) days after Escrow Agent delivers the notice to the other party, Escrow Agent will promptly terminate the Escrow and return all funds and documents held by it to the party depositing the same, except that Escrow Agent may retain such funds and documents usually retained by escrow agents in accordance with standard escrow termination procedures. Escrow Agent may deduct from any funds held by Escrow Agent a sufficient amount to pay its escrow fees in full. If written objection to the termination of the Escrow is delivered to Escrow Agent within the ten (10) day period, Escrow Agent is authorized to hold all funds and documents delivered to it in connection with the Escrow and Escrow Agent may, in Escrow Agent's sole discretion, take no further action until otherwise directed, either by the parties' mutual written instructions or by a final order or final judgment of a court of competent jurisdiction.

             6.4.2 LEGAL REMEDIES OF PARTIES NOT AFFECTED. Subject to Section 16, none of (i) the exercise of the right of termination, (ii) delay in the exercise of such right or (iii) the return of funds and documents will affect the right of the party giving the notice of termination to pursue legal or equitable remedies for the other party's breach of this Agreement.

                      Section 7 - Pre-Closing Obligations
                      -----------------------------------

         7.1 LIMITATIONS. Escrow Agent will have no concern with, nor liability or responsibility for, this section:

         7.2 BUYER'S COVENANTS.

             7.2.1 APPROVAL OF ENCUMBRANCES. In connection with the condition set forth in Section 6.1.1, Buyer may withhold the written approval, including approval of Seller's efforts to cure defects, referred to in said section in Buyer's sole and absolute discretion.

             7.2.2 ENVIRONMENTAL ASSESSMENT. In connection with the condition set forth in Section 6.1.2, Buyer may withhold the written approval referred to in said section in Buyer's sole and absolute discretion.

             7.2.3 APPROVAL OF FEASIBILITY/PHYSICAL CONDITION. In connection with the condition set forth in Section 6.1.3, Buyer may withhold the written approval referred to in said section in Buyer's sole and absolute discretion.

             7.2.4 BOARD APPROVAL. In connection with the condition set forth in
Section 6.1.4, Buyer's Board of Director's may withhold its written approval referred to in said section in Buyer's sole and absolute discretion.

             7.2.5 BUYER'S CONSULTANTS. Buyer may engage, at Buyer's sole expense, any and all consultants necessary to perform all investigations, assessments or analysis described in Sections 6 and 7.

         7.3 SELLER'S COVENANTS.

             7.3.1 SELLER'S COOPERATION. Seller will cooperate, at no cost or expense to Seller, with Buyer's attempts to obtain approval from any governmental agency to get permits or approvals to implement the transaction contemplated under this Agreement.

             7.3.2 SELLER'S DISCLOSURE AND BUYER'S ACCESS TO SELLER INFORMATION. Within 5 days of the execution of this Agreement, and in connection with the condition set forth in Section 6.1.3, Seller will provide Buyer with copies of or reasonable access to all documents or information regarding the Property as described in Section 1.2 and 12.4, and (a) any CC&Rs and Bylaws of any real property association, (b) all management, security, and other material contracts effecting the management and the operation of the Property, (c) all documents received from the City of Temecula regarding the Real Property and Diaz Road Re-Alignment project, and (d) any other material documents that relate to the general operation and use of the Property including the common area costs or other expenses associated with the Property (collectively "Seller's Information")

             7.3.3 BUYER'S ACCESS TO THE PROPERTY. After the execution of this Agreement, Seller shall provide reasonable access to the Property during Buyer's due diligence investigation described in Section 6.1. Buyer will cordinate such visits during normal business hours and upon 24 hour notice with Seller's current tenant in order not to disrupt the tenant's business operations.

             7.4.4 SELLER'S RESOLUTION. Within thirty (30) days of execution by both parties, Seller will provide to Buyer a copy of the corporate/LLC resolution ratifying and approving this Agreement. Such resolution shall provide the approval and authority described in Section 13.2.1.

             7.4.5 MARKETING THE PROPERTY. Provided Buyer performs under this Agreement, Seller shall not market or list the Property for sale, or place any "For Sale", or "For Lease" signs on the Property.

                           Section 8 - Buyer's Lease
                           -------------------------

         8.1 BUYER'S INDUCEMENT. It is expressly agreed between the Parties that a material inducement by Buyer to enter this Agreement is the concurrent execution of a Lease for the Real Property attached in Exhibit E (the "Lease"). This Agreement will not be valid and binding on the Parties unless the Lease is executed concurrently.

         8.2 SEPARATE AGREEMENTS. The Agreement and Lease are separate contracts. A default under one contract shall not considered a default under the other contract.

         8.3 EXTENSION OF LEASE. If the Closing Date is extended per Section 2.2 of this Agreement, the term of the Lease under Paragraph 1.3 of the Lease may be extended by the Seller to on or before September 30, 2005, or as otherwise agreed to by the parties in writing.

         8.4 LEASE PENALTY-PURCHASE PRICE REDUCTION. In the event that Buyer's possession under the Lease does not occur by February 15, 2005, then the Purchase Price under section 2.1 will be reduced by two thousand dollars ($2,000) per day; and, in the event that Buyer's possession under the Lease does not occur by March 1, 2005, then the Purchase Price under section 2.1 will be reduced by an additional four thousand dollars ($4,000) per day, for a total of five thousand dollars ($5,000) per day.

         8.5 LEASE TERMINATION. The Seller will cause the current tenant of the Real Property to execute a Lease Termination Agreement ("LTA") in substantially similar form as contained in Exhibit D. This tenant LTA will contain a provision that the current tenant shall leave the Real Property by February 15, 2005. Seller shall provide Buyer a copy of the executed LTA within ten (10) days from the execution of this Agreement.

                            Section 9 - The Closing
                            -----------------------

         9.1 CONDITIONS TO THE CLOSING. Escrow Agent will close the Escrow on the Closing Date by (i) filing for record the Seller's Grant Deed (and such other documents as may be necessary to procure the Title Policy (described in Section 9.1.2 below)) and (ii) delivering funds and documents to the parties (as set forth in Section 11) when and only when each of the following conditions has been satisfied:

             9.1.1 DELIVERIES. All funds and documents described in Sections 3 and 4 have been delivered to Escrow Agent; and

             9.1.2 THE TITLE POLICY. Escrow Agent can procure a CLTA Owner's policy of title insurance (the "Title Policy") with a mechanics lien endorsement from the Title Insurer, with liability in the amount of the Purchase Price, insuring that fee title to the Property vests in Buyer subject only to:

             (a) The matters referred to in Part I, Schedule B, of the CLTA policy of title insurance.

             (b) General and Special Real Estate Taxes which are, as of the close of the Escrow, not delinquent; "General and Special Real Estate Taxes" means all charges evidenced by the secured tax bill issued by the tax collector of the county in which the Property is situated, including, but not limited to, amounts allocated to (i) county or city general government purposes, (ii) bonded indebtedness of the county or city, (iii) bonded or other indebtedness and operating expenses of any school, college, sewer, water, irrigation, hospital, library, utility, county service or other district and (iv) any other lawful purpose.

             (c) Supplemental taxes, if any, assessed pursuant to California Revenue and Taxation Code Section 75 et seq.

             (d) The covenants, conditions, restrictions, reservations, easements and other matters (except monetary liens) disclosed as exceptions in the Preliminary Title Report.

             (e) Any encumbrance voluntarily imposed by Buyer.

         9.2 ALTA POLICY. Buyer may, at Buyer's option and expense, direct Escrow Agent to procure an ALTA extended owner's policy of title insurance from Title Insurer, with liability in the amount of the Purchase Price (provided the close of Escrow would not be thereby delayed beyond the Closing Date), in which case:

             9.2.1 EXCEPTIONS TO TITLE. The ALTA policy will insure that fee title to the Property vests in Buyer subject only to (i) the exclusions listed in the standard "Schedule of Exclusions from Coverage" of the ALTA policy, and
(ii) the exceptions in Sections 9.1.2(b) through 9.1.2(e) above.

             9.2.2 SURVEY. Buyer will be solely responsible to timely supply to Title Insurer, at Buyer's sole cost, any ALTA survey required by Title Insurer as a condition to the issuance of the ALTA policy.

             9.2.3 REFERENCES TO THE TITLE POLICY. All references in this Agreement to the "Title Policy" will be deemed to refer to the ALTA policy, if selected by Buyer to be procured.

         9.3 Omitted.

         9.4 Omitted

         9.5 EARLY CLOSING. If all of the conditions set forth in Sections 9.1.1, and 9.1.2 become satisfied at a date earlier than the Closing Date, Escrow Agent may upon written agreement of both parties hereto, and upon receipt of instructions therefrom, close the Escrow on the earlier date.

         9.6 DELAYED CLOSING. If Escrow Agent cannot close the Escrow on or before the Closing Date, it will, nevertheless, close the Escrow when all conditions have been satisfied or waived unless, after the Closing Date and prior to the close of Escrow, Escrow Agent receives a written notice to terminate Escrow from a party who, at the time the notice is delivered, is not in default under this Agreement. Any such notice of termination shall be treated as provided in Section 6.4 of this Agreement.

         9.7 BREACH. If any condition in this Section 9 is neither satisfied nor waived by the date specified for satisfaction, or if any covenant in this section is breached, Escrow will automatically become terminated in accordance with Section 21.2.

               Section 10 - Prorations, Fees, Costs and Insurance
               --------------------------------------------------

         10.1 CHARGES TO BE PRORATED. Escrow Agent will prorate (i.e., apportion) between the parties, in Cash, to the close of Escrow, only the following items:

             10.1.1 TAXES. General and special real estate taxes, based on the regular tax bill for the fiscal year in which Escrow closes (or, if such tax bill has not been issued as of the date of the close of Escrow, the regular tax bill for the fiscal year preceding that in which Escrow closes) and without regard to any supplemental assessments levied pursuant to California Revenue and Taxation Code Section 75 and following.

         10.2 BASIS OF PRORATION. Each proration pursuant to Section 10.1 above will be based on (i) the respective period of ownership of the Property by each party within the period for which the prorated amount applies and (ii) 30-day months.

         10.3 PAYMENT OF ADJUSTMENTS TO PRORATION. Either party owing the other party a sum of money based on adjustments made to prorations after the Closing Date will promptly pay that sum to the other party, together with interest thereon at the rate of ten percent (10%) per annum to the date of payment if payment is not made within ten (10) days after mutual agreement of the amount due.

         10.4 SELLER'S CHARGES. Seller will pay (i) All Documentary Transfer Tax in the amount required by law, (ii) the Title Policy premium, (iii) one-half of Escrow Agent's fee or termination charge, (iv) fees for all beneficiaries' statements, (v) a commission in the amount of one percent (1%) of the Purchase Price payable to Buyer's Agent/Broker Michael Harris at Closing, (vi) usual seller's document drafting and recording charges.

         10.5 BUYER'S CHARGES. Buyer will pay (i) one-half of Escrow Agent's fee or termination charge, (ii) the extra premium for any ALTA extended coverage Title Policy or endorsements (ordered by Buyer in the manner permitted by the terms of this Agreement) over and above that of the premium of a CLTA Title Policy, including the cost of any survey required in connection with ALTA title policy, and (iii) usual Buyer's document drafting and recording charges.

         10.6 BUYER'S CREDIT OF LEASE DEPOSIT. Buyer Lease Deposit in the amount of $18,472.00 given to Seller under the Lease for the Real Property executed concurrently with this Agreement shall be credited to Buyer's account and decrease the amount of funds Buyer needs to delivery under Section 3.4 of this Agreement.

                Section 11- Distribution of Funds and Documents
                -----------------------------------------------

         11.1 RETENTION OF CASH. Except as otherwise provided herein, cash received by Escrow Agent will be, until the close of Escrow, kept on deposit in an interest bearing account with other escrow funds in Escrow Agent's general escrow bank account(s), in any state or national bank, and may be transferred to any other such general escrow bank account(s).

         11.2 INTEREST. Escrow Agent will pay interest on cash received by it as provided in this Agreement.

         11.3 DISBURSEMENTS. All disbursements by Escrow Agent will be by its checks or by wire transfer.

         11.4 PAYMENT OF ENCUMBRANCES. Escrow Agent will, at the close of Escrow, pay, from funds to which Seller will be entitled and from funds, if any, deposited by Seller with Escrow Agent, to the appropriate obligees, all monetary encumbrances caused, permitted or suffered by Seller, other than those permitted by Section 9.1.2 above.

         11.5 RETURN AFTER RECORDING. Escrow Agent will cause the County Recorder to mail the Seller's Grant Deed (and each instrument which is, in this Agreement, expressed to be, or by general usage is, recorded) after recordation, to the grantee, beneficiary or person (i) acquiring rights under said document or (ii) for whose benefit the instrument was obtained.

         11.6 DELIVERY OF INSTRUMENTS. Escrow Agent will, at the close of Escrow, deliver by United States mail (or hold for personal pickup, if requested) each nonrecorded instrument received by Escrow Agent to the party (i) acquiring rights under the instrument or (ii) for whose benefit the instrument was obtained. 11.7 Delivery of Cash. Escrow Agent will, at the close of Escrow, deliver by United States mail or wire transfer (or hold for personal pickup), as requested, (i) to Seller, or order, the balance of the cash portion of the Purchase Price to which Seller will be entitled, and (ii) to Buyer, or order, any excess funds delivered to Escrow Agent by Buyer.

         11.8 COPIES OF DOCUMENTS. Escrow Agent will, at the close of Escrow, deliver by United States mail (or hold for personal pickup, if requested) to Buyer, Seller, and Buyer's Agent/Broker a copy of each document caused to be recorded by Escrow Agent (conformed to show recording data).

         11.9 REPORTING OF TRANSACTION. As the party responsible for closing the transaction contemplated by this Agreement, Escrow Agent will take all steps necessary to report this transaction to the Internal Revenue Service as required by Section 6045 of the Internal Revenue Code of 1986. Buyer and Seller will provide Escrow Agent with all documents reasonably required by Escrow Agent to satisfy this reporting requirement.

             Section 12 - Possession of Property and Entry by Buyer
             ------------------------------------------------------

         12.1 LIMITATIONS. Escrow Agent will have no concern with, nor liability or responsibility for, this section.

         12.2 POSSESSION AT CLOSE OF ESCROW. Buyer will be entitled to possession of the Property at the close of Escrow.

         12.3 ENTRY BY BUYER. Notwithstanding Section 12.2 above, Buyer may, prior to the Closing Date, reasonably go upon the Property for purposes of inspecting, surveying, testing, improvement designing and the like. Buyer will indemnify, defend and hold Seller and the Property harmless from and against any claim, cost, lien, action or judgment (including without limitation Seller's attorneys' fees and defense costs) (i) incurred for surveyors, engineers, architects and others implementing said purposes and (ii) for personal injury and property damage caused by the acts or negligence of Buyer or any of its employees, agents or independent contractors. Buyer will not be liable or responsible for temporary damage to the Property which is reasonably necessary to the investigation of its physical characteristics, including soils test and surveying. If this Agreement is terminated for any reason, Buyer will, immediately after such termination, at Buyer's sole cost, return the Property to its present physical condition or as close thereto as reasonably possible.

             12.3.1 Buyer, or any person actually doing any work contemplated by this section, will secure and maintain, at Buyer's, or such person's, sole cost, the following policies of insurance, which are to include coverage of Buyer's activities on the Property: (i) Commercial general liability and property damage insurance, including direct contractual and contingent liability, with limits of $500,000 for personal injury to, or death of, any one person, $1,000,000 for personal injury to, or death of, more than one person on an occurrence basis, $500,000 for property damage in any one accident, and $500,000 policy limit for aggregate operations on an occurrence basis; (ii) comprehensive automobile liability insurance with limits of $500,000 for personal injury to, or death of, any one person, $1,000,000 of personal injury to, or death of, more than one person, $1,000,000 for personal injury to, or death of, more than one person in any one accident, and $500,000 for property damage in any one accident; and
(iii) workers' compensation and employer's liability insurance in accordance with the provisions of California law.

             12.3.2 Before undertaking any activity on the Property which requires a permit from the City of Temecula or the County of Riverside, Buyer will obtain the permit and pay any fee or expense required to obtain or carry out the permit. Seller will cooperate with Buyer with Seller's consent, or letters of authority, or other documents needed by government agencies under this Section.

         12.4 DELIVERY OF DOCUMENTS BY SELLER. On the Closing Date, Seller will deliver to Buyer the following:

             12.4.1 Copies of all books and records relating to the Property and the operation thereof up to the Closing Date that have not previously been delivered pursuant to this Agreement.

             12.4.2 Copies of all plans and specifications, and heating, electrical and mechanical reports (including "original" maps, plans, "as built" drawing, etc.) in the possession of Seller or Seller's agents pertaining to the Property that have not previously been delivered pursuant to this Agreement.

             12.4.3 Copies of any additional documents, instruments or records in the possession of Seller or its agents materially affecting the Property or the operation thereof which have not previously been delivered to Buyer.

   Section 13 - Representations, Warranties, Acknowledgments and Indemnities
   -------------------------------------------------------------------------

         13.1 LIMITATIONS. Escrow Agent will have no concern with, nor liability or responsibility for, this section.

         13.2 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Buyer as set forth below as of the Effective Date. If, prior to the close of Escrow, Seller learns, or has reason to believe, that any of said representations and warranties have ceased to be true, Seller will immediately deliver written notice to Buyer. Each of said representations and warranties is material to Buyer and is now and will be at the Closing Date true and correct.

             13.2.1 AUTHORITY. Seller holds fee title to the Real Property. The individual(s) signing this Agreement on behalf of Seller have the power, right and authority to (i) enter into this Agreement, (ii) bind Seller hereto (iii) consummate the transaction contemplated hereby.

             13.2.2 ACTIONS, PROCEEDINGS. To the best of Seller's actual knowledge, there is no legal action or judicial or other proceeding, pending in any court or governmental agency which affects any part of the Property , excepting the litigation known as City of Temecula v. Business Park Drive, et. al., Case No. RIC-412290, in which Seller has disclaimed any interest.

             13.2.3 HAZARDOUS SUBSTANCES. To the best of Seller's actual knowledge, no Hazardous Substances have been discovered, released, discarded, discharged, disposed or stored in, from, on or under the Real Property or in the ground or surface waters of the Real Property.

             13.2.4 SELLER'S CONFIDENTIALITY. Seller will hold as confidential all information concerning Buyer or the transaction contemplated hereby disclosed to Seller in connection with this transaction; and Seller will not, prior to the close of Escrow, release any such information to third parties without Buyer's prior written consent, except pursuant to a court order requiring such release or as otherwise may be required by law.

             13.2.5 PHYSICAL CONDITION. Except as disclosed to Buyer, to the best of Seller's actual knowledge, there are no latent defects or conditions on the Real Property or other material facts related to the Property that would have a materially adverse effect on the general use and operation of the Real Property.

             13.2.6 COMPLIANCE WITH GOVERNMENT REGULATIONS. To the best of Seller's actual knowledge, the Real Property and all existing improvements currently comply with all applicable covenants or restrictions of record, applicable building codes, zoning, regulations and ordinances; and futhermore, the Seller has no actual knowledge of any claim having being made by any govement agency of any violation or potential violation of applicable building codes, zoning, regulations, or ordinances.

             13.2.7 DIAZ ROAD RE-ALIGNMENT. To the best of Seller's actual knowledge, the City of Temecula has filed a legal action on the Real Property as described in section 13.2.2, and the Seller will provide Buyer copies of all relevant documents in its possession within ten days from the execution of this Agreement.

             13.2.8 ABSENCE OF FRAUD AND MISLEADING STATEMENTS. To the best of Seller's actual knowledge, no representation, warranty or statement of Seller in this Agreement or any exhibit, certificate, schedule or document furnished or to be furnished to Buyer pursuant hereto or in connection with the transactions contemplated contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or fact contained herein or therein false or misleading. To the best of Seller's actual knowledge, all such representations, warranties or statements of Seller are based upon current, accurate and complete information as of the time of their making, and unless Seller notifies Buyer in writing, there will be no adverse material change on such information at the time of Closing.

         13.3 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents and warrants to Seller as set forth below. If, prior to the close of the Escrow, Buyer learns, or has reason to believe, that any of said representations and warranties have ceased to be true, Buyer will immediately deliver written notice thereof to Seller. Each of said representations and warranties is material to Seller and is now and will be at the Closing Date true and correct.

             13.3.1 Authority. The individual(s) signing this Agreement on behalf of Buyer have the power, right and authority to (i) enter into this Agreement, (ii) bind Buyer hereto and (iii) consummate the transaction contemplated hereby.

             13.3.2 BUYER'S CONFIDENTIALITY. Buyer will hold as confidential all information concerning Seller or the transaction contemplated hereby disclosed to Buyer in connection with this transaction; and Buyer will not, prior to the close of Escrow, release any such information to third parties without Seller's prior written consent, except to it agents, consultants, and government agencies during its improvement approval process or during it due diligence investigation in Section 6.1, or pursuant to a court order requiring such release or as otherwise may be required by law.

             13.3.3 SELLER'S INFORMATION. Buyer acknowledges and agrees that any and all information provided or to be provided by or on behalf of Seller with respect to the Property, including, without limitation, the documents delivered pursuant to Sections 1.2, 7.3.2, and 12.4 (collectively, "Seller's Information"), have not been independently investigated or verified by Seller and that Seller makes no representations as to the accuracy or completeness of Seller's Information.

             13.3.4 ABSENCE OF FRAUD AND MISLEADING STATEMENTS. To the best of actual Buyer's knowledge, no representation, warranty or statement of Buyer in this Agreement or any exhibit, or schedule furnished or to be furnished to Seller pursuant hereto or in connection with the transactions contemplated contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein false or misleading. To the best of Buyer's actual knowledge all such representations, warranties or statements of Buyer are based upon current, accurate and complete information as of the time of their making and there has been no adverse material change in such information at the time of Closing.

         13.4 Seller Acknowledgments. In addition to the acknowledgements elsewhere in this Agreement, Seller further acknowledges to Buyer as follows:

             13.4.1 RELATIONSHIP OF THE PARTIES. Seller acknowledges Michael Harris is the exclusive Broker/Agent for the Buyer, and represents only the Buyer. The Seller acknowledges and agrees that Michael Harris is one of Buyer's outside attorneys who will also provide legal advice to the Buyer for the transaction contemplated under this Agreement. Seller further acknowledges it is an experienced owner and operator of commercial real estate, and is represented by legal counsel and other advisors in this transaction, and has access to its own Broker/Agent if it deems it necessary. Further, no broker has been involved in this transaction other than the Broker/Agent for Buyer.

         13.5 BUYER'S INSPECTION. Except as expressly set forth elsewhere in this Agreement, Buyer acknowledges that neither Seller nor Seller's agents have made any statements, representations or warranties, written or oral, express or implied, with respect to the physical, legal, economic or other condition of the Property, or the suitability of the Property for Buyer's purposes, or any costs estimates to improve the Property, and Buyer hereby acknowledges and agrees that although Seller and Seller's agents will provide Buyer with documents relating to the condition of the Property, and will discuss the Property with Buyer, Buyer is familiar with the Property, that an officer or agent of Buyer has visited the property , and Buyer will conduct such investigation of the state of title, feasibility, improvement costs, and physical condition of the Property as it will deem necessary and appropriate and will obtain the advice of its own technical advisors and legal counsel in connection with the Property. Buyer hereby acknowledges that, except for Seller's Representations and Warranties in
Section 13.2, Buyer is relying on its own investigations and inspections of the Property and its advisors and legal counsel's advice in entering into this Agreement and in purchasing the Property.

         Without limiting any of the above, Buyer acknowledges and agrees as follows:

             13.5.1 AS IS CONDITION. Except as expressly set forth elsewhere in this Agreement, Buyer will, upon the close of the Escrow, acquire the Property in its "AS IS" condition.

                         Section 14 - Indemnification
                         ----------------------------

         14.1 SELLER INDEMNIFICATION. Seller will indemnify, defend and hold Buyer harmless from and against all claims, liabilities, losses, damages, obligations and costs, including reasonable attorneys' fees, arising or asserted on or after the close of the Escrow in connection with claims that arise out of Seller's gross negligence or willful misconduct as to Seller's representations and warranties in Section 13.2., or for claims arising out Hazardous Substances in, on, or under the Property that existed prior to the Close of Escrow, or prior to Buyer's possession under the Lease.

         14.2 BUYER INDEMNIFICATION. Buyer will indemnify, defend and hold Seller harmless from and against all claims, liabilities, losses, damages, obligations and costs, including reasonable attorneys' fees, arising or asserted on or after the close of the Escrow in connection with to claims that arise out Buyer's gross negligence or willful misconduct as to Buyer's representations and warranties in Section 13.2, or for claims arising out Hazardous Substances in, on, or under the Property that existed after the Close of Escrow and caused by the Buyer.

                      Section 15 - Post-Closing Covenants
                      -----------------------------------

         15.1 LIMITATIONS. Escrow Agent will have no concern with, or liability or responsibility for, this section.

         15.2 PRORATION OF SUPPLEMENTAL TAXES. If any supplemental real estate taxes are, pursuant to California Revenue and Taxation Code Section 75 and following, levied for any period preceding the close of Escrow, the parties will, immediately after (i) the close of Escrow or (ii) the issuance of the supplemental real estate tax bill (whichever last occurs), prorate between themselves, in cash, without interest and to the date of the close of Escrow, the supplemental real estate taxes shown by said bill.

         15.3 PRORATION OF NEW FISCAL YEAR TAXES. If, as of the close of Escrow, no regular real estate tax bill has been issued for the fiscal year in which Escrow closes (the "New Tax Bill"), the parties will, immediately upon issuance of the New Tax Bill, prorate between themselves, in cash, without interest and to the date of the close of Escrow, the additional taxes, if any, between those shown on (i) the regular real estate tax bill relied on by Escrow Agent in determining the tax proration pursuant to Section 10.1.1 above and (ii) the New Tax Bill.

         15.4 ADDITIONAL COVENANTS. Other provisions in this Agreement, which by their terms may require performance post-closing by either party.

                        Section 16 - Liquidated Damages
                        -------------------------------

         16.1 LIMITATIONS. Escrow Agent will have no concern with, or liability or responsibility for, this section.


         16.2 SELLER'S REMEDIES. THE PARTIES EXPRESSLY AGREE AND ACKNOWLEDGE THAT IT WOULD BE EXTREMELY IMPRACTICABLE AND DIFFICULT, IF NOT IMPOSSIBLE, TO DETERMINE THE DAMAGE AND HARM WHICH SELLER WOULD SUFFER IN THE EVENT BUYER FAILS TO COMPLY WITH THE TERMS OF THIS AGREEMENT. ACCORDINGLY, IF, AFTER SATISFACTION OR WAIVER OF THE CONDITION SET FORTH IN SECTION 6.1 HEREIN, BUYER FAILS TO COMPLETE THE ACQUISITION AS HEREIN PROVIDED FOR ANY REASON OTHER THAN A MATERIAL DEFAULT OF SELLER OR A FAILURE OF A CONDITION UNDER SECTION 9.1 HEREUNDER WHICH IS UNRELATED TO A DEFAULT BY BUYER, THEN SELLER WILL BE RELEASED FROM ANY FURTHER OBLIGATIONS HEREUNDER AND THE PARTIES AGREE THAT SELLER WILL BE ENTITLED TO RETAIN THE INITIAL DEPOSIT AND THE INTERIM DEPOSIT IN THE AMOUNT OF $200,000.00, TOGETHER WITH ANY INTEREST ACCRUING THEREON, AS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF BUYER'S DEFAULT AND FAILURE TO DULY COMPLETE THE ACQUISITION HEREUNDER. FAILURE OF BUYER TO DELIVER THOSE FUNDS TO SELLER FOR ANY REASON WILL NOT IN ANY WAY AFFECT SELLER'S RIGHT TO RECEIVE SAID SUM AS LIQUIDATED DAMAGES. THIS SUM WILL ONLY LIMIT SELLER'S DAMAGES FROM BUYER'S FAILURE TO COMPLETE THIS TRANSACTION;

IT WILL NOT LIMIT BUYER'S OBLIGATIONS (OR SELLER'S DAMAGES FROM BUYER'S BREACH OF THE OBLIGATIONS) OF INDEMNITY, HOLD HARMLESS AND DEFENSE PROVIDED IN SECTION
12.3 OF THIS AGREEMENT, NOR WILL IT APPLY TO SELLER'S ATTORNEYS' FEES AND COSTS OF SUIT IF NECESSARY TO RECOVER OR RETAIN THE SUM AS LIQUIDATED DAMAGES OR TO ENFORCE BUYER'S OBLIGATIONS OF INDEMNITY, HOLD HARMLESS AND DEFENSE PROVIDED IN
SECTION 12.3 OF THIS AGREEMENT. THIS SECTION 16.2 IS SELLER'S SOLE AND EXCLUSIVE REMEDY FOR BUYER'S DEFAULT PRIOR TO THE CLOSE OF ESCROW.

                Buyer:   _______             Seller:  _______

                         _______                      _______

         16.3 BUYER'S REMEDIES. Buyer shall have the right to all legal and equitable remedies, including specific performance and the return of the Initial Deposit and Interim Deposit, if Seller defaults under any provision of this Agreement.

                        Section 17 - Assignment by Buyer
                        --------------------------------

         17.1 ASSIGNMENT. Buyer may assign its rights under this Agreement to its parent company, affiliate, nominee, or to any subsidiary of Buyer. Any assignment permitted under this section may be exercised only by written assignment executed by Buyer, accepted in writing by the assignee (which must, in such written acceptance, obligate itself to perform Buyer's obligations under this Agreement) and delivered to Escrow Agent and Seller prior to the Closing Date. Any assignment of Buyer's rights made or attempted without Seller's written consent will be void. Seller's consent to Buyer's assignment shall not be reasonably withheld.

         17.2 ASSIGNOR'S OBLIGATIONS. No assignment pursuant to this Section 17 will relieve the assignor of any of its obligations under this Agreement.

                      Section 18 - ARBITRATION OF DISPUTES
                      ------------------------------------

         18.1 ARBITRATION. ANY CONTROVERSY OR CLAIM ARISING OUT OF, OR RELATING TO, OR IN ANY WAY CONNECTED WITH THE SUBJECT MATTER OF, THIS AGREEMENT (INCLUDING, BUT NOT LIMITED TO, THE BREACH OF THIS AGREEMENT) WILL BE SETTLED THROUGH ARBITRATION BY, AND IN ACCORDANCE WITH THE APPLICABLE ARBITRATION RULES OF, THE AMERICAN ARBITRATION ASSOCIATION AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE ARBITRATOR(S) WILL HAVE THE RIGHT TO GRANT ANY REMEDY OR RELIEF THAT THE ARBITRATOR(S) DEEM(S) JUST AND EQUITABLE (INCLUDING, BUT NOT LIMITED TO, SPECIFIC PERFORMANCE, REFORMATION, DECLARATORY RELIEF AND RESCISSION) AND TO ASSESS, AGAINST A PARTY OR AMONG THE PARTIES, AS THE ARBITRATOR(S) DEEM(S) REASONABLE, (i) INTEREST ON THE AMOUNT AWARDED, (ii) ADMINISTRATIVE FEES OF THE AMERICAN ARBITRATION ASSOCIATION, (iii) COMPENSATION, IF ANY, TO THE ARBITRATOR(S) AND (iv) ATTORNEYS' FEES INCURRED BY A PARTY. THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1283.05 WILL APPLY TO ANY ARBITRATION. ARBITRATION HEARINGS WILL BE HELD IN TEMECULA OR RIVERSIDE COUNTY, CALIFORNIA.

         18.2 NOTICE. BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

         WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.

                Buyer:   _______             Seller:  _______

                         _______                      _______


                              Section 19 - Notices
                              --------------------

         19.1 TIME OF DELIVERY, ADDRESSES. Unless otherwise specifically provided in this Agreement, all notices, requests, demands or other communications given hereunder will be in writing and will be deemed to have been duly delivered upon personal delivery, or if sent by facsimile transmission, on completion of the transmission provided a copy thereof is sent by regular mail, or if delivered by overnight express carrier, upon the next business day following delivery to said carrier, or as of the second business day after mailing (by United States registered or certified mail, return receipt requested, unless the notice, demand or communication is given by Escrow Agent, in which case regular mail may be used), postage prepaid and addressed as follows:

                  If to Seller, to:         Sandra J. Pikut
                                            Temecula Enterprises, LLC
                                            4670 Allen Town Road
                                            Stow, OH 44224

                                            Telephone:  330-929-0161  Ext. 132
                                            Facsimile:  330-929-0178

                                            With a copy to:




                                            Telephone:
                                            Facsimile:


                      If to Buyer, to:      Andy Dale
                                            The Outdoor Channel, Inc.
                                            43445 Business Park Drive, Suite 113
                                            Temecula, CA 92590

                                            Telephone: 714-565-0100 Ext. 104
                                            Facsimile: 714-565-0700


                      With a copy to:       Mike Harris
                                            The Law Offices of T. Michael Harris
                                            Wells Fargo Tower
                                            2030 Main Street, Suite 1300
                                            Irvine, CA 92614

                                            Telephone: 949-651-1881
                                            Facsimile: 949-651-1826


                      If to Escrow Agent:  Debra Dunn
                                           Escrow Officer
                                           First American Title Company
                                           3625 14th Street, Riverside, CA 92501

                                           Telephone:  951-787-1700
                                           Facsimile:  951-276-1694

or to such other address as any party may designate to the others for such purpose in the manner set forth above.

         19.2 SIMULTANEOUS DELIVERY. Any notice, demand or other communication given hereunder delivered by either party to the other will be simultaneously delivered to Escrow Agent and any notice, demand or other communication given hereunder by either party to Escrow Agent will be simultaneously delivered to the other party.

                      Section 20 - Exculpatory Provisions
                      -----------------------------------

         20.1 NEGLECT, MISCONDUCT. Escrow Agent will not be liable for any of its acts or omissions unless the same constitutes negligence or willful misconduct.

         20.2 INFORMATION. Escrow Agent will have no obligation to inform any party of any other transaction or of facts within Escrow Agent's knowledge, even though the same concerns the Property, provided such matters do not prevent Escrow Agent's compliance with this Agreement.

         20.3 FORM, VALIDITY, AUTHORITY. Escrow Agent will not be responsible for (i) the sufficiency or correctness as to form or the validity of any document deposited with Escrow Agent, (ii) the manner of execution of any deposited document, unless such execution occurs in Escrow Agent's premises and under its supervision, or (iii) the identity, authority or rights of any person executing any document deposited with Escrow Agent.

         20.4 CONFLICTING INSTRUCTIONS. Upon receipt of any conflicting instructions, Escrow Agent will have the right to take no further action until otherwise directed, either by the parties' mutual written instructions or a final order, or a judgment of a court of competent jurisdiction.

         20.5 INTERPLEADER. Escrow Agent will have the absolute right, at its election, to file an action in interpleader requiring the parties to answer and litigate their several claims and rights among themselves and Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in Escrow. If such action is filed, the parties will jointly and severally pay Escrow Agent's termination charges and costs and reasonable attorneys' fees which Escrow Agent is required to expend or incur in the interpleader action; the amount thereof will be fixed and judgment therefor will be rendered by the court. Upon the filing of such action, Escrow Agent will be and become fully released and discharged from all obligations to perform further any obligations imposed by this Agreement.

                        Section 21 - General Provisions
                        -------------------------------

         21.1 OPENING OF ESCROW. The Escrow will be deemed opened when (i) Escrow Agent has received (a) copy(ies) of this Agreement signed by the parties and (b) funds and instruments, if any, required by this Agreement to be delivered to Escrow Agent concurrently with delivery of a signed copy(ies) of this Agreement, and (ii) Escrow Agent has signed the "Consent of Escrow Agent" attached to this Agreement. The first date on which all of the preceding events have been completed will be called the "Escrow Opening Date."

         21.2 AUTOMATIC TERMINATION. If the Escrow is automatically terminated pursuant to the terms of this Agreement, the following will apply:

             21.2.1 RETURN OF FUNDS AND DOCUMENTS; ESCROW AGENT'S FEE. Escrow Agent will return all funds and documents held by it to the party depositing the same, except that Escrow Agent may retain such funds and documents usually retained by escrow agents in accordance with standard escrow termination procedures; Escrow Agent may deduct from any funds held by Escrow Agent a sufficient amount to pay its termination fees in full.

             21.2.2 NO FURTHER ACTION BY ESCROW AGENT. Escrow Agent will be entitled to take no further action until directed to do so, either by the parties' mutual written instructions or by a final order or judgment of a court of competent jurisdiction.

             21.2.3 SIGNING AND DELIVERY OF TERMINATION INSTRUCTIONS. Each party will promptly sign and deliver to Escrow Agent any escrow termination instruction requested by Escrow Agent together with such party's share of Escrow Agent's termination fees.

             21.2.4 LEGAL REMEDIES OF PARTIES NOT AFFECTED. Notwithstanding the automatic termination of the Escrow, the covenants of the parties set forth in this Agreement are not thereby rescinded or terminated, and each party will be left with all of its legal remedies.

         21.3 GENDER, NUMBER. Whenever the context requires, the use herein of
(i) the neuter gender includes the masculine and the feminine gender and (ii) the singular number includes the plural number.

         21.4 BUSINESS DAYS. If the (i) stated Closing Date or (ii) last day for performance of an act falls upon a day during which Escrow Agent and the parties' principal banks are not open for business, the Closing Date or such last day, as the case may be, will be the next following day during which Escrow Agent and the parties' principal banks are open for business.

         21.5 TIME. Any reference in this Agreement to a particular time of day (e.g., 5:00 p.m.) will refer to Pacific Standard Time.

         21.6 SURVIVAL OF PROVISIONS. The representations, warranties, agreements, acknowledgments set forth in this Agreement will be deemed material and will survive the close of Escrow for five years.

         21.7 CAPTIONS. Captions in this Agreement are inserted for convenience of reference only and will not affect the construction or interpretation of this Agreement.

         21.8 EXHIBITS. All exhibits referred to in this Agreement are attached to, and are a part of, this Agreement.

         21.9 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into and superseded by this Agreement.

         21.10 MODIFICATION. No modification, amendment, change, waiver, or discharge of this Agreement will be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, change, or discharge is or may be sought.

         21.11 ATTORNEYS' FEES AND COSTS. If either party commences an action for the interpretation, reformation, enforcement or rescission of this Agreement, the prevailing party will be entitled to recover from the other party reasonable attorneys' fees and court and other litigation costs incurred, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement will be included in any judgment or final order issued in that proceeding. The "prevailing party" means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

         21.12 SUCCESSORS. All terms of this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective administrators or executors, successors and assigns.

         21.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, and of which together will constitute one instrument.

         21.14 FURTHER ASSURANCES. The parties hereto agree to cooperate with each other and execute any documents reasonably necessary to carry out the intent and purpose of this Agreement.

         21.15 EXPENSES. The parties shall pay their own cost and expenses incurred by them in negotiating and preparing the Agreement, any due diligence investigations, and any other expenses in closing and carrying out the transactions contemplated by this Agreement. This section shall also apply if there is a termination of Escrow for any reason.

         21.16 NON-DISCLOSURE TO THIRD PARTIES. Buyer shall keep all Seller Information confidential (unless publicly available) and not disclose to any persons other than its employees, agents, attorneys, accountants, consultants, and government staff who are actively and directly participating in the analysis and evaluation of Seller's Information.

         21.17 APPLICABLE LAW. This Agreement will be construed, governed by and enforced in accordance with the laws of the State of California.

         21.18 BROKERS. Seller shall be solely responsible for payment of any commissions resulting from this transaction.

         21.19 NO PARTNERSHIP. It is the intent of the parties hereto that no partnership or joint venture between Buyer and Seller is created or established by this Agreement.

         21.20 TAX EXCHANGE. Buyer hereby acknowledges that it is the intent of the Seller to effect an IRC 1031 tax deferred exchange which will not delay the closing or cause additional expense to the Buyer. The Seller's rights under this agreement may be assigned to a nominated qualified intermediary for the purpose of completing such an exchange. Buyer agrees to cooperate with the Seller and Nominated Intermediary in a manner reasonably necessary to complete the exchange.

         IN WITNESS WHEREOF, this Agreement has been executed in Temecula, California, as of the date set forth above.


SELLER:                                            BUYER:

TEMECULA ENTERPRISES, LLC,                         THE OUTDOOR CHANNEL, INC.
a Ohio limited liability company                   a Nevada corporation


By:   /s/ Sandra Pickut                            By:  /s/ Andrew J. Dale
      -----------------                                 ------------------

      Sandra Pickut                                     Andy Dale
Its:  Operating Manager                            Its: President and & CEO

                             CONSENT OF ESCROW AGENT

         The undersigned Escrow Agent agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under the Agreement, and (iii) to be bound by the Agreement in the performance of its duties as Escrow Agent. However, the undersigned will have no obligation, liability or responsibility under (i) this consent or otherwise, unless and until the Agreement, fully signed by the parties, has been delivered to the undersigned, or (ii) any amendment to the Agreement unless and until the amendment is accepted by the undersigned in writing.

         Dated: ______________________, 2004


                                              First American Title Company


                                          By:
                                              --------------------------

                                              --------------------------

                                              --------------------------
                                              Escrow Officer

                                    EXHIBIT A
                                    ---------


                   Legal Description to be provided in Escrow.
                   -------------------------------------------

                                   EXHIBIT A-1
                                   -----------


                            43455 BUSINESS PARK DRIVE
                     TEMECULA, RIVERSIDE COUNTY, CALIFORNIA



>> 28,589 square foot industrial building located in a Downtown Redevelopment District
>>       4,147 square foot office area
>>       64 parking spaces, 4 handicapped
>>       High-density sprinkler system
>>       2 loading ramps with a dock high truck door
>>       1200 amp 480 volt 3 phase electrical service
>>       Handicapped accessible building and restrooms
>>       24' clear height

>>       Concrete tilt up construction
>>       64 parking spaces
>>       Zoned Light Industrial
>>       Lawn and garden sprinklers
>>       Constructed 1998-1999



     Lot size:  70,349 square feet

                                    EXHIBIT B
                                    ---------

                               FORM OF GRANT DEED


The form of the Seller's Grant Deed in EXHIBIT B shall be of a commercially reasonable standard and mutually agreeable by the Parties prior to the Closing.

                                    EXHIBIT C
                                    ---------

                                  BILL OF SALE

The form of the Seller's Bill of Sale in EXHIBIT C shall be of a commercially reasonable standard and mutually agreeable by the Parties prior to the Closing.

                                    EXHIBIT D
                                    ---------



                       Lease Termination Agreement ("LTA")

                           LEASE TERMINATION AGREEMENT
                 43455 Business Park Drive, Temecula California


THE PARTIES hereto, TEMECULA ENTERPRISES LLC, an Ohio Limited Liability Company (hereinafter LESSOR), and MAX-TRAC TIRE CO., Inc., (hereinafter LESSEE), are parties to a commercial real estate lease dated May 31, 2000 (hereinafter the LEASE, a copy of same being attached hereto as Exhibit A) for certain commercial real estate known as 43455 Business Park Drive, Temecula, Riverside County, California (hereinafter, the PREMISES).

The term of said LEASE extends until May 30, 2010, but the LESSOR AND LESSEE mutually desire to terminate said LEASE for the PREMISES to allow LESSEE to move to larger facilities and to permit LESSOR to enter into a new Lease Agreement with another tenant.

THEREFORE, for good and valuable consideration from one to the other, it is hereby agreed between LESSOR and LESSEE that the LEASE shall terminate February 14, 2005 at 12:00 midnight, conditioned and contingent upon performance of the following provisions by Lessor and/or Lessee:

(1) LESSOR shall enter into a new lease for the premises satisfactory to it on or before December 17, 2004.

(2) LESSEE shall vacate the PREMISES on of before February 14, 2005 at 12:00 midnight, or LESSOR may, at its sole option, declare this Agreement shall be null, void, and of no effect, as more fully set forth following in Paragraph 6.

(3) LESSEE shall leave the premises clean and in good order, reasonable wear and tear excepted. No later than December 31, 2004, LESSOR shall inspect the premises with LESSEE to itemize repairs or replacements to be made to the PREMISES at LESSEE's expense prior to LESSEE's vacating the premises, or to determine a dollar value of repairs or replacements to be made to the premises which shall be paid by LESSOR to LESSEE prior to LESSEE vacating the premises.

(4) LESSEE agrees to permit reasonable access to the premises by LESSOR's new tenant during the period from the signing of this Agreement through and including February 14, 2005 for the purpose of the new tenant taking measurements and developing engineering plans for modifications to the PREMISES. Access to the premises will be during normal business hours, upon twenty-four hours notice to LESSEE by the new tenant, and will be conducted in such a fashion as to not interrupt the conduct of the LESSEE's business in any way.

(5) In the event LESSEE has not vacated the PREMISES on or before February 14, 2005 at 12:00 midnight PST, then the LESSEE shall pay to the LESSOR as a penalty the sum of one thousand dollars ($1,000) per day, and in the event that LESSEE has not vacated the premises by March 1, 2005, then the LESSEE's penalty shall on March 1, 2005 increase to the sum of $2000 a day to be paid by LESSEE to LESSOR until the premises are vacated by Lessee.

(6) Further, in the event LESSEE holds over beyond February 14, 2005, LESSOR shall in its sole discretion, have the option to either (a) declare to the LESSEE in writing that the LEASE attached hereto as Exhibit A remain in full force and effect and the LESSEE's obligations thereunder shall continue without modification, or (b) arrange for immediate removal of LESSEE's inventory and personal property from 43455 Business Park Drive to another location, and LESSEE agrees to be responsible for the costs incurred by LESSOR in connection with the removal of LESSEE from the premises.

(7) LESSEE agrees to pay all amounts which may be outstanding under the terms of the LEASE, including, but not being limited to, chargebacks, adjustments, or rental increases not yet invoiced under the LEASE, or charges costs, fees or penalties incurred by the LESSOR as a result of LESSEE's failure to vacate the premises on of before February 14, 2005. LESSOR agrees to audit and bill any such charges to Lessee no later than January 15, 2005, with the exception of charges which may result to LESSOR for LESSEE's failure to vacate on or before February 15, 2005.

(8)LESSOR will prorate the rent for February at the rate of $____________ per diem from February 1 to the date the LESSEE vacates the PREMISES.

(9) LESSEE agrees to waive all tenant rights and remedies in relation to the PREMISES whether under the LEASE, the laws of California, or the laws of Ohio, or the laws of any other entity, and agrees that this Agreement shall be the sole instrument governing the early termination of the Lease and LESSEE's vacating the premises.

(10) This Agreement shall be governed by the laws of the State of Ohio.

IT IS SO AGREED, as evidenced by signatures immediately following.

LESSOR:                                     LESSEE:

Temecula Enterprises.  LLC                  Max-Trac Tire Co., Inc.
4670 Allen Road                             4670 Allen Road
Stow, OH 44224                              Stow, OH 44224

By:____________________________             By: ___________________________
Sandra J. Pickut, General Manager               James P. Keller, ______________

Date:  December ____, 2004                  Date:  December ______, 2004

                                    EXHIBIT E


                           lEASE OF THE REAL PROPERTY